UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report
(Date of earliest event reported):
May 21, 2009

THERMO FISHER SCIENTIFIC INC.
(Exact name of Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-8002 (Commission File Number)	04-2209186 (I.R.S. Employer Identification Number)

81 Wyman Street
Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)
(781) 622-1000
(Registrant’s telephone number including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURE

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Election of Directors
     On May 21, 2009, by vote of the Board of Directors of Thermo Fisher Scientific Inc. (the “Company”), Thomas J. Lynch and Tyler Jacks, PhD were elected directors of the Company.
     Mr. Lynch is chief executive officer of Tyco Electronics Ltd., a leading global provider of engineered electronic components, network solutions, undersea telecommunication systems and wireless systems. He joined Tyco International in 2004 and was appointed to his current position in 2007, when Tyco Electronics became an independent, separately traded entity. Previously, he held executive management positions at Motorola, Inc., and General Instrument Corp.
     Dr. Jacks is the David H. Koch Professor of Biology at the Massachusetts Institute of Technology (MIT) and director of the David H. Koch Institute for Integrative Cancer Research. He joined the MIT faculty in 1992 and was director of its Center for Cancer Research from 2001 to 2008. Dr. Jacks is also an investigator with the Howard Hughes Medical Institute (“HHMI”). In connection with his election to the Board, the Company entered into a letter agreement with Dr. Jacks regarding HHMI’s policies on its investigators’ outside activities.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, on this 27th day of May, 2009.

THERMO FISHER SCIENTIFIC INC.
By:	/s/ Seth H. Hoogasian
Seth H. Hoogasian
Senior Vice President, General Counsel and Secretary